UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2009

ETRIALS WORLDWIDE, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-50531	20-0308891
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 Aerial Center Parkway, Morrisville, North Carolina	27560
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 653-3400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 15, 2009 and May 19, 2009, respectively, etrials Worldwide, Inc., Bio-Imaging Technologies, Inc. and BioClinica Acquisition, Inc., a newly formed wholly-owned subsidiary of Bio-Imaging (“Merger Sub”), entered into an Amendment No. 1 to Agreement and Plan of Merger (the “First Amendment”) and an Amendment No. 2 to Agreement and Plan of Merger (the “Second Amendment,” and together with the First Amendment, the “Amendments”) to the previously announced Agreement and Plan of Merger dated as of May 4, 2009 (the “Merger Agreement”).

The First Amendment clarified four sections of the Merger Agreement. Those clarifications are:

•	Section 1.3(a) of the Merger Agreement was amended to delete an extraneous definition of the per share cash value to be paid in the Merger; the cash value, however, was not amended;

•	Section 2.1(a) of the Merger Agreement was amended to correct a typographical error;

•	Section 4.3(c) of the Merger Agreement was amended to correct a typographical error; and

•	Section 8.3(b) of the Merger Agreement was amended to set the termination fee required by this section at a set dollar amount of $300,000 rather than as 3% of the aggregate Merger Consideration (as that term is defined in the Merger Agreement).

The Second Amendment increased the cash portion of the consideration to be offered to etrials stockholders from $0.15 to $0.62 per share. Pursuant to the Merger Agreement, as amended by the Second Amendment, Merger Sub will commence a tender offer (the “Offer”) to acquire all of the outstanding shares of common stock of etrials (the “Shares”) in exchange for: (i) $0.62 in cash, without interest (the “Cash Consideration”), (ii) 0.124 newly issued shares of Bio-Imaging’s common stock, par value $0.00025 per share, and (iii) 0.076 newly issued shares of Bio-Imaging’s Series A-1 Preferred Stock, par value $0.00025 (collectively, the “Offer Price”). Following the consummation of the Offer, Merger Sub will merge with and into etrials (the “Merger”), and all Shares not acquired in the Offer (other than Shares held by the etrials’s holders who have properly exercised their dissenters’ rights under Section 262 of the Delaware General Corporation Law) will be converted into the right to receive the greater of (i) the Offer Price and (ii) the highest price per Share paid to any holder of etrials common stock pursuant to the Offer, in the same form of consideration paid (the “Merger Consideration”). The other terms of the Offer and the Merger as set forth in the Merger Agreement did not change except as follows:

•	Section 1.1(d) of the Merger Agreement was amended to increase the defined term, “Cash Value of the Offer Price,” to the greater of $1.3564 and an amount equal to the highest price per share paid pursuant to the Offer;

•	Section 2.5 of the Merger Agreement was amended to increase the dollar amount that would be paid for any fractional share created as a result of the Offer or the Merger to $3.6821; and

•	Section 8.3(b) of the Merger Agreement was amended to increase the Termination Fee (as defined in the Merger Agreement) to $500,000 and the maximum amount of reimbursable expense to $250,000.

etrials and Bio-Imaging entered into the Second Amendment in response to an unsolicited offer received by etrials from an unrelated third party. The Second Amendment also amended the Certificate of Designation of Series A-1 Preferred Stock of Bio-Imaging, which was attached to the Merger Agreement as Exhibit B, to change the Redemption Price, as defined in the Certificate of Designation, from $4.1622 to $4.0503. The Certificate of Designation was filed as Exhibit 4.1 to the Form 8-K of Bio-Imaging filed on May 5, 2009.

The foregoing description of the Amendments is qualified in its entirety by reference to the full texts of the Amendments, which are attached as Exhibits 2.3 and 2.4 to this report and are incorporated in this report by reference. The Amendments have been attached to provide investors with information regarding their terms. They are not intended to provide any other factual information about etrials, Bio-Imaging or Merger Sub. Accordingly, you should not rely on the representations and warranties in the First Amendment as characterizations of the actual state of facts about etrials.

On May 20, 2009, etrials and Bio-Imaging issued a joint press release announcing the execution of the Second Amendment. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated in this report by reference.

NOTICES

This announcement and the description contained herein are for informational purposes only and are not an offer to purchase or a solicitation of an offer to sell securities of etrials. The tender offer described herein has not yet been commenced. At the time the tender offer is commenced, Bio-Imaging and Merger Sub intend to file a tender offer statement on a Schedule TO containing an offer to purchase, a letter of transmittal and other related documents with the Securities and Exchange Commission, or SEC. At the time the tender offer is commenced, etrials intends to file with the SEC a solicitation/recommendation statement on Schedule 14D-9 and, if required, will file a proxy statement or information statement with the SEC in connection with the Merger, the second step of the transaction, at a later date. Such documents will be mailed to stockholders of record and will also be made available for distribution to beneficial owners of common stock of etrials. The solicitation of offers to buy Shares will only be made pursuant to the offer to purchase, the letter of transmittal and related documents. Stockholders are advised to read the offer to purchase and the letter of transmittal, the solicitation/recommendation statement, the proxy statement, the information statement and all related documents, if and when such documents are filed and become available, as they will contain important information about the tender offer and proposed Merger. Stockholders can obtain these documents when they are filed and become available free of charge from the SEC’s website at www.sec.gov, or from the information agent to be selected by Bio-Imaging. In addition, copies of the solicitation/recommendation statement, the proxy statement and other filings containing information about Bio-Imaging, the tender offer and the Merger may be obtained, if and when available, without charge, by directing a request to either: etrials Worldwide, Inc., Attention: Jay Trepanier, Chief Financial Officer, at 4000 Aerial Center Parkway, Morrisville, North Carolina 27560, or on etrials’s corporate website at www.etrials.com; or to Bio-Imaging Technologies, Inc., Attention: Investor Relations, at 826 Newtown-Yardley Road, Newtown, Pennsylvania 18940, or on Bio-Imaging Technologies, Inc.’s corporate website at www.bioimaging.com.

Safe Harbor Statement

This report contains forward-looking statements, including statements regarding the proposed transaction between etrials and Bio-Imaging. All of these forward-looking statements involve risks and uncertainties. Actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include, but are not limited to, the ability of etrials and Bio-Imaging to complete the transaction contemplated by the Merger Agreement, including the parties’ ability to satisfy the conditions set forth in the Merger Agreement, and the possibility of any termination of the Merger Agreement. In addition, other important factors that could cause results to differ materially include those related to the expected timing and financial or other benefits of the transaction, the timing of filings and approvals related to the transaction and the expected timing of the closing of the transaction, the ability of etrials and Bio-Imaging to execute their business strategy if the proposed transaction is consummated, strategic decisions regarding etrials’ and Bio-Imaging’s businesses, and general financial, economic, regulatory and political conditions affecting the economy and the pharmaceutical industries generally. More information about potential factors that could cause actual results to differ from the forward-looking statements included in this report is included in etrials’ filings with the SEC, including the “Risk Factors” section of etrials’ Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2008. All forward-looking statements are based on information available to etrials on the date hereof, and etrials assumes no obligation to update such statements, except as required by law.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

2.3	Amendment No. 1 (dated as of May 15, 2009) to Agreement and Plan of Merger, dated as of May 4, 2009, by and among Bio-Imaging Technologies, Inc., BioClinica Acquisition, Inc. and etrials Worldwide, Inc.

2.4	Amendment No. 2 (dated as of May 19, 2009) to Agreement and Plan of Merger, dated as of May 4, 2009, by and among Bio-Imaging Technologies, Inc., BioClinica Acquisition, Inc. and etrials Worldwide, Inc.

99.1	Joint press release, dated May 20, 2009, of etrials Worldwide, Inc. and Bio-Imaging Technologies, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ETRIALS WORLDWIDE, INC.

Date: May 20, 2009

/s/ Joseph (Jay) F. Trepanier, III

Joseph (Jay) F. Trepanier, III
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.3	Amendment No. 1 (dated as of May 15, 2009) to Agreement and Plan of Merger, dated as of May 4, 2009, by and among Bio-Imaging Technologies, Inc., BioClinica Acquisition, Inc. and etrials Worldwide, Inc.

2.4	Amendment No. 2 (dated as of May 19, 2009) to Agreement and Plan of Merger, dated as of May 4, 2009, by and among Bio-Imaging Technologies, Inc., BioClinica Acquisition, Inc. and etrials Worldwide, Inc.

99.1	Joint press release, dated May 20, 2009, of etrials Worldwide, Inc. and Bio-Imaging Technologies, Inc.